UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014 (March 26, 2014)

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 1400, West Palm Beach, Florida 33401

(Address of Principal Executive Offices) (Zip Code)

(561) 410-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 26, 2014, Intrexon Corporation (“Intrexon”) entered into a worldwide Exclusive Channel Collaboration Agreement (the “ECC”) with Intrexon Energy Partners, LLC (“IEP”), a joint venture between Intrexon and certain investors (the “Investors”), including an affiliate (the “Affiliate Investor”) of Randal J. Kirk, the Chairman and Chief Executive Officer of Intrexon. Pursuant to the ECC, IEP may use Intrexon’s synthetic biology technology platform for the research, development and commercialization of technology used in the microbial conversion of natural gas to the following classes of liquid fuels and lubricants, as well as certain components of such fuels and lubricants: motor gasoline; aviation turbine fuel for both commercial and military specifications; on and off-road diesel fuel; and Group I, Group II and Group III lubricant base oils (the “Field”).

The Exclusive Channel Collaboration Agreement

The ECC governs the “channel collaboration” arrangement in which IEP will use Intrexon’s proprietary technology relating to the design, identification, culturing, and/or production of genetically modified cells (the “Intrexon Technology”).

The ECC provides for the establishment of committees composed of IEP and Intrexon representatives that will govern activities in the areas of project establishment and intellectual property issues.

The ECC grants IEP an exclusive worldwide license to utilize the Intrexon Technology to research, develop, use, make, have made, import, export, sell, and offer for sale products in the Field.

IEP will pay Intrexon $25.0 million as an upfront technology access fee. Under the ECC, and subject to certain exceptions, IEP is responsible for all costs related to the development, manufacture, approval and commercialization of the products as well as for the costs of research and development services provided by Intrexon under the ECC.

IEP may terminate the ECC upon 90 days’ written notice to Intrexon. Either party may terminate the ECC if the other party breaches the ECC and fails to cure the breach within 60 days. Intrexon may terminate the ECC if IEP purports to assign the ECC except to its affiliate or successor in interest. IEP’s failure to diligently pursue development of a product identified by Intrexon as a Superior Product (as defined in the ECC) would constitute grounds for Intrexon’s termination of the ECC.

The ECC has a term of twenty years. Upon termination of the ECC, IEP may continue to develop and commercialize any product developed under the ECC that, at the time of termination, is being sold commercially by IEP (or, as permitted under the ECC, its affiliates or licensees).

The foregoing description of the ECC is qualified in its entirety by reference to such agreement to be filed as an exhibit to an amendment to this Current Report on Form 8-K.

The Limited Liability Company Agreement

Contemporaneously with the entry into the ECC, Intrexon, IEP and the Investors also entered into a Limited Liability Company Agreement (the “LLC Agreement”) which governs the affairs of IEP and the conduct of IEP’s business.

Pursuant to the LLC Agreement, Intrexon made an initial capital contribution of $25.0 million worth of technology in exchange for a 50% membership interest in IEP, and the Investors made initial capital contributions, totaling $25.0 million in the aggregate, in exchange for pro rata membership interests in IEP. In addition, Intrexon has committed to make additional capital contributions of up to $25.0 million, and the Investors, as a group and pro rata in accordance with their respective membership interests in IEP, have committed to make additional capital contributions of up to $25.0 million, at the request of IEP’s Board of Managers (the “Board”) and subject to certain limitations. Intrexon and the Investors have the right, but not the obligation, to make additional capital contributions above these limits when and if solicited by the Board.

IEP shall be governed by the Board which shall have five members. Two members of the Board will be designated by Intrexon and three members of the Board will be designated by a majority of the Investors.

The Investors and Intrexon also have customary rights of first refusal, the Investors have customary tag-along rights and Intrexon has customary drag-along rights. Intrexon has a call right to purchase all of the interests in IEP owned by the Investors in the event of a change of control with respect to Intrexon.

The foregoing description of the LLC Agreement is qualified in its entirety by reference to such agreement to be filed as an exhibit to an amendment to this Current Report on Form 8-K.

The press release dated March 27, 2014 announcing the transactions described above is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On March 26, 2014, Intrexon entered into securities purchase agreements (the “Securities Purchase Agreements”) with each of the Investors pursuant to which it agreed to sell to the Investors in a private placement an aggregate of 972,004 shares (the “Shares”) of Intrexon’s common stock, no par value per share, at a purchase price per Share of $25.72 for gross proceeds of $25.0 million. The Affiliate Investor purchased 243,001 Shares, or $6.25 million, in the private placement in an amount proportionate to their investment in IEP. The closing took place on March 27, 2014 and was subject to the satisfaction of customary closing conditions.

Any Investor who purchased at least $10.0 million of Intrexon common stock in the private placement will have the right to require Intrexon to register such shares of Intrexon common stock on a registration statement on Form S-3, if available for use.

The Shares were offered and sold in a private placement without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the exemptions provided by Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each Investor represented to Intrexon that it is an “accredited investor” as such term is defined under the Securities Act and that such Investor acquired the securities for its own account and not with a view to resale or distribution in violation of the Securities Act. The Shares were not offered or sold by any form of general solicitation or general advertising (as such terms are used in Rule 502 under Regulation D).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2014

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 27, 2014.